SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549



                                  FORM 8K


                  PURSUANT TO SECTION 13 OR 15 (d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of Earliest Event Reported) June 27, 1997



                       Commission File Number 0-14443


                           WASTE TECHNOLOGY CORP.
           (Exact name of Registrant as specified in its charter)



           DELAWARE                                13-2842053
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
incorporation or organization)



                           5400 Rio Grande Avenue
                        Jacksonville, Florida 32205
                  (Address of Principal Executive Offices)



                               (800) 231-9286
            (Registrant's Telephone number, including area code)


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Item 1.  BUSINESS.

         Merger of Partially Owned Subsidiary into Wholly Owned Subsidiary

                  On June 24, 1997 International Baler Corporation ("IBC"), a subsidiary of Waste Technology Corp. (the "Company"), which owns 85.3 percent of the outstanding and issued shares of IBC stock, entered into an Agreement of Merger (the "Merger Agreement") with IBC Merger Corporation (the "Subsidiary"), a wholly owned subsidiary of the Company which provided for the merger of IBC with and into the Subsidiary (the "Merger"). In accordance with the provisions of section 228 of the Delaware General Corporation Law ("DGCL"), the Merger Agreement was approved by the Board of Directors of IBC, the Subsidiary and the Company and consented to by the Company as the sole shareholder of the Subsidiary and the owner of 85.3% of the outstanding and issued stock of IBC. The Merger became effective on June 27, 1997 (the "Effective Date") when a Certificate of Merger was filed with the Secretary of State of the State of Delaware.

                  As of the Effective Date, IBC was merged into the Subsidiary and ceased to exist. The Subsidiary and IBC became a single corporation with the Subsidiary being the surviving corporation which shall continue to exist under, and be governed by, the laws of the State of Delaware. On the Effective Date, the Subsidiary filed an amendment to its Certificate of Incorporation changing its name to International Baler Corporation.

         After the Effective Date, all of the property, rights, privileges and any other assets of IBC became vested in and held by the Subsidiary fully and entirely and without change or diminution as they were previously held by IBC, and the Subsidiary assumed all of the debts and liabilities of IBC.

         Pursuant to the Merger Agreement, each outstanding share of the Common Stock, $.10 par value per share, of IBC (the "IBC Shares") is to be converted into shares of the common stock, $.01 par value, of the Company (the "Company Shares") according to the following formula: Each outstanding IBC Share shall be valued at $.19 per share. The total number of IBC Shares held by a stockholder of IBC as of the Effective Date shall be multiplied by $.19 (this number is hereafter the "Total Dollar Value"). To determine the number of Company Shares each shareholder of IBC is to receive, such shareholder's Total Dollar Value is divided by the average of the closing bid and the ask price of the Company's stock as reported by The Nasdaq Stock Market on the Effective Date. The average of the closing bid and ask price of the Company's stock on the Effective Date was $0.78 per share.

         Pursuant to section 262 of the Delaware General Corporation Law ("DGCL"), shareholders of IBC prior to the Effective Date who perfect their appraisal rights in accordance with section 262 of the DGCL are entitled to an appraisal by the Court of Chancery of the State of Delaware of the fair value of any or all of their IBC shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined

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to be the fair value in lieu of receiving Company Shares. The appraised value of IBC Shares may be equal to, more than, or less than the value assigned to such shares pursuant to the Merger. Shareholders who wish to perfect their appraisal rights must comply with the provisions of DGCL section 262. Notice of the Merger which advised the former IBC shareholders of their appraisal rights was mailed to the IBC shareholders on June 27, 1997.

Item 7.  Financial Statements and Exhibits.

         The following documents are filed herewith:

         10.39 Agreement of Merger between International Baler Corporation and IBC Merger Corporation dated June 24, 1997.

         10.39.1 Certificate of Merger of International Baler Corporation into IBC Merger Corporation.





                                 SIGNATURES

                           Pursuant to the requirements of the Securities and
Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: July 8, 1997

                                       Waste Technology Corp.


                                       By: s/Morton S. Robson
                                          -------------------------------
                                           Morton S. Robson,
                                           Executive Vice President



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